Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

First United Corporation

Oakland, Maryland

We hereby consent to the incorporation by reference in the Registration Statement on the Registration Statement on Form S-3 (File No. 333-180514) of First United Corporation of our report dated March 9, 2018, relating to the consolidated financial statements of First United Corporation as of and for the year ended December 31, 2017, which appears in the Annual Report on Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
March 9, 2018